NINTH AMENDMENT TO CREDIT AGREEMENT

THIS NINTH AMENDMENT TO CREDIT AGREEMENT is entered into as of May 26, 2017 among COLUMBIA SPORTSWEAR COMPANY, an Oregon corporation (“Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender, and BANK OF AMERICA, N.A., as a Lender.
RECITALS
Borrower, Administrative Agent and Lenders are parties to that certain Credit Agreement dated June 15, 2010 (as previously amended, the “Credit Agreement”) and desire to amend the Credit Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Credit Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrower, Administrative Agent and Lenders hereby agree as follows:
1.    Section 1.1. The following defined terms in Section 1.1 of the Credit Agreement are amended in their entirety to read as follows:
“Applicable Rate” means, at any date, the lesser of (a) the Highest Lawful Rate or (b) the following: (i) with respect to each Base Rate Loan, a per annum rate equal to the Base Rate in effect on such date; and (ii) with respect to each LIBOR Loan, a per annum rate equal to the sum of (A) the greater of LIBOR or zero percent (0.0%), plus (B) the applicable LIBOR Margin, as determined on the second Business Day prior to the first day of the applicable Interest Period.
“Base Rate” means, for any day, an interest rate per annum equal to the rate determined by Administrative Agent to be equal to the LIBOR Margin plus the greater of Daily One Month LIBOR or zero percent (0.0%); provided that if any circumstance described in Section 3.2 or Section 3.3 exists, “Base Rate” means an interest rate per annum equal to the Base Rate Margin plus the higher of (a) the rate of interest most recently announced by Wells Fargo at its principal office as its prime rate, with any change in the prime rate to be effective as of the day such change is announced by Wells Fargo and with the understanding that the prime rate is one of Wells Fargo’s base rates used to price some loans and may not be the lowest rate at which Wells Fargo makes any loan, and is evidenced by the recording thereof in such internal publication or publications as Wells Fargo may designate or (b) the Federal Funds Rate plus 150 basis points.
“Maturity Date” means July 1, 2021.

“Revolving Loan Commitment” means, as to any Lender and during any period, the amount set forth under Lender’s name for such period on Schedule IA, as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted pursuant to Section 11.5(c).
2.    Schedule I. Schedule I is hereby amended to delete the portion entitled “Revolving Loan Commitments Totaling $125,000,000.”
3.    Schedule IA. The Schedule IA attached hereto is hereby added to the Agreement.
4.    Schedule II. For each Pricing Level set forth below, the column entitled “Commitment Fee” on Schedule II is hereby amended as of April 1, 2017 in its entirety to read as follows:

Pricing Level	Commitment Fee
Level I	27
Level II	22
Level III	17
Level IV	12
5.    Ratification. Except as otherwise provided in this Ninth Amendment, all of the provisions of the Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect.
6.    One Agreement. The Credit Agreement, as modified by the provisions of this Ninth Amendment, shall be construed as one agreement.
7.    Conditions to Effectiveness. This Ninth Amendment shall be effective upon the execution and delivery by the parties to this Ninth Amendment and the Guarantor’s execution and delivery of the Consent and Acknowledgment set forth below.
8.    Counterparts. This Ninth Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Ninth Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Ninth Amendment.

IN WITNESS WHEREOF, this Ninth Amendment to Credit Agreement has been duly executed and delivered as of the date first written above.

BORROWER:	COLUMBIA SPORTSWEAR COMPANY By: /S/ THOMAS B. CUSICK Title: Executive Vice President of Finance and CFO
ADMINISTRATIVE AGENT and LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /S/ JAMES L. FRANZEN James L. Franzen, Senior Vice President
LENDER:	BANK OF AMERICA, N.A. By: /S/ MICHAEL SNOOK Michael Snook, Senior Vice President

SCHEDULE IA
Commitments

Period	Total Commitments	Wells Fargo Bank, National Association Revolving Loan Commitment (68.0%)	Bank of America, N.A. Revolving Loan Commitment (32.0%)
December - May	$50,000,000	$34,000,000	$16,000,000
June	$75,000,000	$51,000,000	$24,000,000
July	$125,000,000	$85,000,000	$40,000,000
August	$200,000,000	$136,000,000	$64,000,000
September	$225,000,000	$153,000,000	$72,000,000
October	$200,000,000	$136,000,000	$64,000,000
November	$75,000,000	$51,000,000	$24,000,000

CONSENT AND ACKNOWLEDGMENT OF GUARANTOR

Columbia Brands USA, LLC hereby (a) acknowledges receipt of a copy of the foregoing Ninth Amendment to Credit Agreement and consents to the modification of the Credit Agreement contained therein, (b)  reaffirms its obligations and waivers under its Continuing Guaranty dated as of June 15, 2010 and (c) acknowledges that its obligations under its Continuing Guaranty are legal, valid and binding obligations enforceable in accordance with their terms and that it has no defense, offset, claim or counterclaim with respect to any of its obligations thereunder.

IN WITNESS WHEREOF, Columbia Brands USA, LLC has duly executed and delivered this Consent and Acknowledgment as of May 26, 2017.

GUARANTOR:	COLUMBIA BRANDS USA, LLC By: /S/ THOMAS B. CUSICK Title: Executive Vice President and CFO